Exhibit 99.1

TAYLOR CAPITAL GROUP ANNOUNCES MANAGEMENT CHANGE

Rosemont, IL - November 22, 2006 -- Taylor Capital Group, Inc. (NASDAQ: TAYC), whose wholly owned subsidiary is Cole Taylor Bank, announced today that Bruce W. Taylor, president, has been appointed by the board of directors to the additional positions of chairman and chief executive officer of the holding company. He will fill these positions formerly held by his brother, Jeffrey W. Taylor, who has been appointed as Executive Managing Director, Market Development and New Ventures. The board adopted a proposal by Jeffrey Taylor and Bruce Taylor to allocate executive-level resources to strategic business initiatives, including business development, customer products and services and new ventures. Jeffrey Taylor will continue to serve as a holding company director.

"In his new role, in which he will continue to report to the holding company board, Jeff will focus on strategic customer-engagement activities, new business development and areas of the business with potential for more growth," said Bruce W. Taylor, chairman and chief executive officer. "Jeff has led our strategy to reshape the company as a commercial bank focused on closely held businesses and their owners. He is well positioned to sharpen our market focus and identify new opportunities that will be relevant to our customers."

Bruce Taylor, 51, joined Cole Taylor Bank in 1978 and was named president and chief executive officer in 1994. As the bank's president, he managed all of the bank's commercial banking activities with particular focus on commercial lending and treasury and cash management services and driving Cole Taylor Bank's brand and corporate culture.

An active participant of the Chicago area business community and community banking industry, Bruce is a member of the World President's Organization, Midwest Trustee of the Boys and Girls Clubs of America, Chairman of the Board of the Chicago Center for Family Health, Immediate Past Chairman of the Illinois Bankers Association, and a director of MTL Insurance Company. He earned an MBA from the University of Wisconsin-Madison and an MS from Babson College in Boston, Massachusetts.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. (Nasdaq: TAYC) is a bank-holding company for Cole Taylor Bank, a Chicago-based commercial bank serving the business banking, real estate lending and wealth management requirements of closely held and family owned small and mid-sized businesses. One of Chicago's largest independent banks with $3.4 billion in assets, Cole Taylor Bank has supplied sound financial guidance to Chicago-area businesses for more than 75 years. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers' changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with management changes and employee turnover; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned "Risk Factors" in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information, contact:

Investor Relations

(847-653-7731)